UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2025

INHIBRX BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42031	99-0613523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11025 N. Torrey Pines Road, Suite 140
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 795-4220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INBX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 Regulation FD Disclosure.
On October 23, 2025, Inhibrx Biosciences, Inc. (“Inhibrx”) issued a press release announcing (i) positive topline results from its registrational trial of ozekibart (INBRX-109) in chondrosarcoma and (ii) updates on its colorectal cancer and Ewing sarcoma expansion cohorts, as discussed in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
On October 23, 2025, Inhibrx posted an updated copy of its corporate presentation to the “Investors” tab of its website at www.inhibrx.com. The presentation is attached to this Current Report on Form 8-K as Exhibit 99.2. Inhibrx from time to time presents and/or distributes the presentation to the investment community during conferences and meetings to provide updates and summaries of its business.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
On October 23, 2025, Inhibrx announced (i) positive topline results from its registrational ChonDRAgon study (n= 206) investigating ozekibart (INBRX-109) as a single agent versus placebo in patients with advanced or metastatic, unresectable chondrosarcoma and (ii) updates on the ongoing expansion cohorts investigating ozekibart in combination with FOLFIRI in late-line colorectal cancer and in combination with irinotecan and temozolomide in refractory Ewing sarcoma. Inhibrx also announced that it plans to submit to the U.S. Food and Drug Administration a biologics license application in the second quarter of 2026.
Chondrosarcoma
The ChonDRAgon study met its primary endpoint of a statistically significant and clinically meaningful median progression-free survival (“PFS”) for patients with advanced or metastatic chondrosarcoma treated with ozekibart compared to placebo. Ozekibart achieved a 52% reduction in the risk of disease progression or death compared to placebo (stratified Hazard Ratio [HR] 0.479; 95% CI: 0.33, 0.68); P<0.0001), more than doubling median PFS to 5.52 months versus 2.66 months for placebo. Importantly, ozekibart is the first investigational therapy to demonstrate a significant PFS benefit in a randomized trial for chondrosarcoma, a disease with no approved systemic options.
The benefit of ozekibart was consistent across all pre-specified subgroups, including patients with isocitrate dehydrogenase (“IDH”)-wild-type and IDH-mutant tumors. Other key secondary endpoints, including disease control rate (54% vs 27.5%), and delay to deterioration in pain and physical function, further supported the clinical benefit observed with ozekibart.
Ozekibart was generally well tolerated, with a manageable safety profile. The most common treatment-related adverse events were fatigue, constipation, and nausea. Hepatotoxicity, a known risk for this mechanism of action, occurs during the first treatment cycle and is in patients with underlying hepatic impairment. One hepatotoxicity-related fatal event occurred early in the study, prior to the implementation of mitigation measures. Over the course of the ChonDRAgon study, this risk was effectively mitigated by excluding patients with severe liver impairment and by implementing close monitoring during early treatment cycles, allowing for prompt management of liver enzyme elevations. This approach resulted in a low overall incidence of treatment-related hepatic adverse events, 11.8% compared to 4.5% in the placebo arm, the majority of which were Grade 1 or 2 in severity.
Detailed results from this trial will be presented at the Connective Tissue Oncology Society (CTOS) Annual Meeting on November 14, 2025.
Colorectal Cancer
Based on initial results from the Phase 1 trial of ozekibart in combination with FOLFIRI for the treatment of advanced or metastatic, unresectable colorectal cancer (“CRC”), Inhibrx initiated an expansion cohort enrolling 44 patients, as a fourth line of therapy for approximately 70% of patients and as a third line of therapy for approximately 30% of patients. 80% of patients had been previously treated with regimens containing irinotecan. Efficacy, based on RECIST v1.1 criteria, was assessed in 26 evaluable patients to date who had at least one post-baseline scan. The results show a 23% overall response rate (“ORR”) and an overall disease control rate of 92%. These outcomes are highly encouraging in a heavily pretreated CRC population, where responses are rare (5-6%) and outcomes are generally poor with the current standard of care.
Ozekibart, in combination with FOLFIRI, was well tolerated. The most common treatment-emergent adverse events included anemia, diarrhea, nausea, and fatigue, with the majority being low-grade and consistent with the known safety profile of FOLFIRI.

Ewing Sarcoma
Based on initial results from the Phase 1 trial of ozekibart in combination with irinotecan and temozolomide (“IRI/TMZ”) for advanced or metastatic, unresectable, relapsed, or refractory Ewing sarcoma, Inhibrx initiated an expansion cohort which is expected to enroll up to 50 patients. Of the 33 patients recruited to date, more than half were third or fourth line patients. Among the 25 evaluable patients to date, Inhibrx observed a 64% ORR, and a disease control rate of 92%, with the majority of patients experiencing measurable tumor reduction. These outcomes are highly encouraging in this difficult-to-treat patient population as compared to the response rate typically observed with standard IRI/TMZ (15-30%).
Ozekibart in combination with IRI/TMZ was well tolerated. The most common adverse events were diarrhea, nausea, anemia, and fatigue, all consistent with the known safety profile of IRI/TMZ.
Forward-Looking Statements
Inhibrx cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding: Inhibrx’s judgments and beliefs regarding the strength of Inhibrx’s pipeline; statements regarding the safety and efficacy of its therapeutic candidate, ozekibart, based on topline and interim results; the potential for ozekibart to be used for the treatment of CRC, Ewing sarcoma and solid tumor indications; the clinical development of ozekibart, including expected enrollment in the expansion cohort, data readouts, regulatory submissions and interactions, and the timing thereof; and any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in Inhibrx's business, including, without limitation, risks and uncertainties regarding: topline data may not accurately reflect the complete results of a particular study or trial and remain subject to audit, and final data may differ materially from topline data; the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of topline, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; results from preclinical studies or early clinical trials not necessarily being predictive of future results; unexpected adverse side effects or inadequate efficacy of its therapeutic candidates that may limit their development, regulatory approval and/or commercialization; the potential for its programs and prospects to be negatively impacted by developments relating to its competitors, including the results of studies or regulatory determinations relating to its competitors; the timing or likelihood of regulatory filings and approvals and regulatory developments in the U.S. and foreign countries; the successful commercialization of its therapeutic candidates, if approved; an accelerated development or approval pathway may not be available for ozekibart or other therapeutic candidates and any such pathway may not lead to a faster development process; it may not realize the benefits associated with orphan drug designation, including that orphan drug exclusivity may not effectively protect a product from competition and that such exclusivity may not be maintained; the pricing, coverage and reimbursement of its therapeutic candidates, if approved; its ability to utilize its technology platform to generate and advance additional therapeutic candidates; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, including those described in its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K as filed from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Inhibrx Biosciences, Inc. on October 23, 2025
99.2	Corporate Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2025
INHIBRX BIOSCIENCES, INC.

	By:	/s/ Kelly Deck
	Name:	Kelly Deck
	Title:	Chief Financial Officer